UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2017

CHEETAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55667	37-1763227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Condominio Torres Paseo Colon #604, San Jose, Costa Rica

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +506-8730-1923

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.
On May 25, 2017, and pursuant to a purchase agreement dated May 24, 2017, Shane Drdul, a majority stockholder of our company, sold to Ed Mulhern 16,7700,000 shares of our common stock for total consideration of $34,000.  Mr. Mulhern paid the $34,000 purchase price for these shares using cash on hand. The shares sold by Mr. Drdul constitute all of all of the shares of common stock of the Company owned by him.
Immediately after the completion of this purchase, Mr. Mulhern held approximately 82% of our issued and outstanding common stock.
In connection with this purchase, on May 25, 2017, Mr. Mulhern was appointed as President, Secretary, Treasurer, Chief Executive Officer and a director of the Company.
In addition, in connection with this purchase, on May 25, 2017, Juan Bordallo, a director of the Company until that date, resigned as a director of the Company. The directors of the Company now consist of Mr. Mulhern and Mr. Drdul.
At this time, the Company is not contemplating a termination of its current business nor the potential acquisition of another business. However, Mr. Mulhern is evaluating some potential new or replacement business operations which may result in an agreement or negotiations whereby the Company would consider acquiring or entering into a new business venture.
The information contained in this Item 5.01 of this current report on Form 8-K, together with the information contained in the following documents filed with the Securities Exchange Commission, constitutes the information that would be required if our company were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934 reflecting all classes of our securities subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 upon consummation of the change in control described above, with such information reflecting our company and its securities upon consummation of the change in control described above:
1.	Quarterly Report on Form 10-Q/A, filed on April 13, 2017;
2.	Quarterly Report on Form 10-Q, filed on April 10, 2017;
3.	Annual Report on Form 10-K, filed on March 3, 2017;
4.	Annual Report on Form 10-K, filed on February 29, 2016; and
5.	Descriptions of our securities, business, recent sales of unregistered securities, and indemnification of our directors and officers contained in the 424B2 Prospectus filed on June 26, 2015;
The information contained in the above filings has been updated by the Current Report on Form 8-K, filed on May 26, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH ENTERPRISES, INC.

By: /s/ Ed Mulhern

Ed Mulhern
President, Chief Executive Officer,
 Chief Financial Officer, Treasurer and Director

Date: May 26, 2017

3